UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2016

Amtech Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 967-5146
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________________

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Amtech Systems, Inc.’s (the “Company”) Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 25, 2016 (the “Current Report”), Bradley C. Anderson, the Company’s Executive Vice President - Finance, Chief Financial Officer, Treasurer, and Secretary, will retire from his positions within the Company for personal reasons effective as of April 1, 2016. In connection with Mr. Anderson’s decision to retire, on March 10, 2016 the Company and Mr. Anderson entered into an amendment (the “Amendment”) to his Employment Agreement, dated April 9, 2015, in order to retain Mr. Anderson until January 1, 2017 to assist with an orderly transition of his duties. Pursuant to the Amendment, Mr. Anderson will no longer be an executive officer of the Company and will serve as Director - Special Projects.

The Amendment, which becomes effective April 1, 2016, (i) reduces Mr. Anderson’s base salary from $291,500 per annum to $174,900 per annum; (ii) eliminates Mr. Anderson’s right to receive annual cash bonuses and annual grants of stock options and restricted stock; (iii) reduces his annual automobile allowance from $10,000 per annum to $6,000 per annum; (iv) clarifies that Mr. Anderson’s cash severance payment will be equal to his base salary currently in effect for the remainder of the employment term; (v) provides for continued vesting and exercise of all of Mr. Anderson’s outstanding stock options and restricted stock for a period of 24 months following Mr. Anderson’s termination of employment; and (vi) reduces his change of control compensation cash payment from two years to one year of base salary currently in effect on the date of termination.

Also as previously disclosed in the Current Report, Robert T. Hass, the Company’s Vice President, has been appointed to serve as interim Chief Financial Officer, Treasurer, and Secretary, effective April 1, 2016, while the Company conducts a search for Mr. Anderson’s permanent successor. In connection with Mr. Hass’ appointment, on March 10, 2016 the Company and Mr. Hass agreed to key terms for his employment (the “Employment Terms”), which restore his employment terms as previously in effect when he served as the Company Vice President and Chief Accounting Officer. The Employment Terms, which are effective retroactively to February 22, 2016, provide for (i) a salary of $170,000 per annum; (ii) a car allowance of $7,000 per annum; (iii) 401(k) matching paid as additional compensation; and (iv) change in control benefits which provide for payments equal to one year salary with prorated incentive compensation and full vesting of stock options and restricted stock.

The foregoing description of the Amendment and the Employment Terms are only a summary and do not purport to be a complete description of the terms and conditions under either the Amendment or the Employment Terms, and the descriptions of each are qualified in their entirety by reference to the full text of the Amendment, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and the full text of the Employment Terms, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 9, 2016, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders considered three proposals, each of which are described in detail in the Company's definitive proxy statement dated January 25, 2016. The total number of shares represented in person or by proxy at the Annual Meeting was 11,718,792 or 89 percent of the 13,167,509 shares eligible to vote. The results of the votes are as follows:
Proposal 1 - Election of directors
The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company's common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to serve a one-year term on the Board of Directors.

	For	Votes Withheld	Broker Non-Votes
Jong S. Whang	7,293,667	532,486	3,892,639
Fokko Pentinga	7,303,786	522,367	3,892,639
Robert M. Averick	7,496,138	330,015	3,892,639
Michael Garnreiter	7,210,478	615,675	3,892,639
Egbert J. G. Goudena	6,894,526	931,627	3,892,639
Robert F. King	7,268,073	558,080	3,892,639
Sukesh Mohan	7,421,858	404,295	3,892,639
Paul J. van der Wansem	4,407,059	3,419,094	3,892,639

Proposal 2 - Ratification of the appointment of Mayer Hoffman McCann P.C as the Company's independent registered public accounting firm for fiscal year 2016
The shareholders ratified the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for fiscal year 2016.

For	Against	Abstain	Broker Non-Votes
11,532,390	91,879	94,523	0
Proposal 3 - Advisory vote to approve named executive officer compensation
The shareholders approved, on an advisory basis, the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
6,188,990	893,627	743,536	3,892,639

Item 7.01 Regulation FD Disclosure

On March 8, 2016, the Nominating and Corporate Governance Committee (the “Committee”) of the Company’s board of directors (the “Board”) voted to recommend, and the Board subsequently unanimously approved, a reduction in the annual cash retainers payable to independent members of the Board from $16,000 per year to $8,000 per year. The Board’s reduction of these annual cash retainers was completely voluntary. Also on March 8, 2016, the Committee voted to recommend, and the Board subsequently approved, the adoption of a formal policy reflecting the Company’s past practice of only paying the annual cash retainer fee to independent Board members.

The information contained in this Item 7.01 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 shall not be deemed to be incorporate by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: March 14, 2016	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer